Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222384 on Form S-8 of our report dated June 15, 2018, appearing in this Annual Report on Form 11-K of the Agrium U.S. Retail 401(k) Savings Plan for the year ended December 31, 2017.

/s/ Eide Bailly LLP

Denver, Colorado

June 22, 2018